Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

Second Quarter 2020 Results

New York, NY, July 29, 2020......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and six months ended June 30, 2020.

Consolidated net sales for the second quarter of 2020 were $247.9 million, compared to consolidated net sales of $305.2 million during the comparable quarter in 2019. Earnings from continuing operations for the second quarter of 2020 were $11.8 million or 52 cents per diluted share, compared to $20.6 million or 90 cents per diluted share in the second quarter of 2019. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the second quarter of 2020 were $11.8 million or 52 cents per diluted share, compared to $21.0 million or 92 cents per diluted share in the second quarter of 2019.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the six months ended June 30, 2020, were $502.2 million, compared to consolidated net sales of $588.9 million during the comparable period in 2019.  Earnings from continuing operations for the six months ended June 30, 2020, were $21.5 million or 94 cents per diluted share, compared to $33.7 million or $1.47 per diluted share in the comparable period of 2019.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the six months ended June 30, 2020 and 2019 were $21.6 million or 95 cents per diluted share and $34.1 million or $1.49 per diluted share, respectively.

Mr. Eric Sills, Standard Motor Products’ Chief Executive Officer and President stated, “The second quarter was a period of dramatic transition, both for our company and our industry. We had a very difficult April, but are pleased with the month over month sales improvement since then.

“Beginning in mid-March, and continuing through April, businesses closed down, people sheltered at home, miles driven were dramatically curtailed, and we, and the aftermarket as a whole, saw a significant reduction in volume.  The industry started to recover in May, and in June business rebounded sharply to levels consistent with 2019 volumes. While our second quarter sales were down overall, the monthly cadence reflected positive trends, which bodes well as we enter the third quarter.

“As we stated in our first quarter release, we had two primary goals as we entered this period. Our first was to guarantee the health and safety of our employees. Our second was to take steps to ensure that we emerge from the crisis as strong, or stronger, than we were when we entered it. We are pleased with our accomplishments to date in both areas.

“Regarding health and safety, we have taken steps to minimize risks in all locations. Our measures include temperature checking, continuous deep cleaning, facility modifications, updated policies for high risk employees, work-from-home allowances, and many other changes. Health and safety remains a high priority for us, and our management team focuses on it on a daily basis.

“As for the second goal, from the early days of the crisis, we began to implement programs to conserve cash and reduce costs.  As we believed this would be a temporary situation, these measures were always intended to be short term in nature and have no adverse effect on our long term strategy or growth. We drew down $75 million from our bank credit lines. We temporarily suspended our stock repurchase program and our quarterly dividend. We reduced compensation for our Board of Directors and senior management, and reduced or eliminated a host of discretionary expenses. However, we have not laid off any salaried staff, and we continue to fund capital projects and invest in new product development.

“As we begin our third quarter, we are pleased that our business is improving. Furthermore, our customers’ POS sales are exceeding their comparable figures for 2019. However, the spike in COVID cases and continued high unemployment make the near future difficult to predict.  Accordingly, while we have repaid the $75 million draw down of our bank credit line, we have kept most of our other cost saving actions in place, at least for the short term.  We believe this is the prudent course of action.

“Looking further ahead, we are optimistic about our future. Industry demographics remain favorable, and we are fortunate that the majority of our products are non-discretionary. Most importantly, thanks to the dedication and efforts of our people, our position in the industry has never been stronger.”

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, July 29, 2020.  The dial-in number is 888-632-3385 (domestic) or 785-424-1673 (international). The playback number is 800-938-0996 (domestic) or 402-220-1540 (international). The participant passcode is 76717.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
NET SALES	$247,939	$305,172	$502,241	$588,938

COST OF SALES	183,581	216,267	367,488	422,070

GROSS PROFIT	64,358	88,905	134,753	166,868

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	48,328	60,536	104,201	120,536
RESTRUCTURING AND INTEGRATION EXPENSES	9	644	214	644
OTHER INCOME (EXPENSE), NET	-	3	6	(3)

OPERATING INCOME	16,021	27,728	30,344	45,685

OTHER NON-OPERATING INCOME, NET	602	1,411	78	2,057

INTEREST EXPENSE	772	1,722	1,645	2,811

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	15,851	27,417	28,777	44,931

PROVISION FOR INCOME TAXES	4,009	6,862	7,314	11,272

EARNINGS FROM CONTINUING OPERATIONS	11,842	20,555	21,463	33,659

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(875)	(1,123)	(1,869)	(2,011)

NET EARNINGS	$10,967	$19,432	$19,594	$31,648

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.53	$0.92	$0.96	$1.50
DISCONTINUED OPERATION	(0.04)	(0.05)	(0.08)	(0.09)
NET EARNINGS PER COMMON SHARE - BASIC	$0.49	$0.87	$0.88	$1.41

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.52	$0.90	$0.94	$1.47
DISCONTINUED OPERATION	(0.04)	(0.05)	(0.08)	(0.09)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.48	$0.85	$0.86	$1.38

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,330,476	22,328,292	22,384,281	22,374,785
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,718,680	22,795,677	22,793,606	22,857,435

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED JUNE 30,				SIX MONTHS ENDED JUNE 30,
	2020		2019		2020		2019
	(Unaudited)				(Unaudited)
Revenues
Ignition, Emission Control, Fuel & Safety Related System Products	$142,787		$181,831		$307,313		$357,892
Wire and Cable	30,366		36,211		66,958		73,339
Engine Management	173,153		218,042		374,271		431,231

Compressors	44,878		52,493		70,226		92,304
Other Climate Control Parts	27,514		31,913		53,608		61,026
Temperature Control	72,392		84,406		123,834		153,330

All Other	2,394		2,724		4,136		4,377
Revenues	$247,939		$305,172		$502,241		$588,938

Gross Margin
Engine Management	$46,230	26.7%	$63,780	29.3%	$102,935	27.5%	$123,473	28.6%
Temperature Control	16,520	22.8%	22,551	26.7%	28,616	23.1%	38,742	25.3%
All Other	1,608		2,574		3,202		4,653
Gross Margin	$64,358	26.0%	$88,905	29.1%	$134,753	26.8%	$166,868	28.3%

Selling, General & Administrative
Engine Management	$29,499	17.0%	$37,430	17.2%	$64,572	17.3%	$74,773	17.3%
Temperature Control	12,553	17.3%	15,397	18.2%	24,997	20.2%	29,538	19.3%
All Other	6,276		7,709		14,632		16,225
Selling, General & Administrative	$48,328	19.5%	$60,536	19.8%	$104,201	20.7%	$120,536	20.5%

Operating Income
Engine Management	$16,731	9.7%	$26,350	12.1%	$38,363	10.3%	$48,700	11.3%
Temperature Control	3,967	5.5%	7,154	8.5%	3,619	2.9%	9,204	6.0%
All Other	(4,668)		(5,135)		(11,430)		(11,572)
Subtotal	16,030	6.5%	28,369	9.3%	30,552	6.1%	46,332	7.9%
Restructuring & Integration	(9)	0.0%	(644)	-0.2%	(214)	0.0%	(644)	-0.1%
Other Income (Expense), Net	-	0.0%	3	0.0%	6	0.0%	(3)	0.0%
Operating Income	$16,021	6.5%	$27,728	9.1%	$30,344	6.0%	$45,685	7.8%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$11,842	$20,555	$21,463	$33,659

RESTRUCTURING AND INTEGRATION EXPENSES	9	644	214	644
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(2)	(168)	(56)	(168)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$11,849	$21,031	$21,621	$34,135

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.52	$0.90	$0.94	$1.47

RESTRUCTURING AND INTEGRATION EXPENSES	-	0.03	0.01	0.03
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	(0.01)	-	(0.01)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.52	$0.92	$0.95	$1.49

OPERATING INCOME

GAAP OPERATING INCOME	$16,021	$27,728	$30,344	$45,685

RESTRUCTURING AND INTEGRATION EXPENSES	9	644	214	644
OTHER (INCOME) EXPENSE, NET	-	(3)	(6)	3

NON-GAAP OPERATING INCOME	$16,030	$28,369	$30,552	$46,332

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME,EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY’S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	JUNE 30, 2020	DECEMBER 31, 2019
	(Unaudited)

ASSETS

CASH	$22,510	$10,372

ACCOUNTS RECEIVABLE, GROSS	190,292	140,728
ALLOWANCE FOR DOUBTFUL ACCOUNTS	5,774	5,212
ACCOUNTS RECEIVABLE, NET	184,518	135,516

INVENTORIES	353,315	368,221
UNRETURNED CUSTOMER INVENTORY	18,868	19,722
OTHER CURRENT ASSETS	10,687	15,602

TOTAL CURRENT ASSETS	589,898	549,433

PROPERTY, PLANT AND EQUIPMENT, NET	88,022	89,649
OPERATING LEASE RIGHT-OF-USE ASSETS	32,536	36,020
GOODWILL	77,593	77,802
OTHER INTANGIBLES, NET	60,594	64,861
DEFERRED INCOME TAXES	37,040	37,272
INVESTMENT IN UNCONSOLIDATED AFFILIATES	39,319	38,858
OTHER ASSETS	19,763	18,835

TOTAL ASSETS	$944,765	$912,730

LIABILITIES AND STOCKHOLDERS’ EQUITY

NOTES PAYABLE	$85,000	$52,460
CURRENT PORTION OF OTHER DEBT	6,084	4,456
ACCOUNTS PAYABLE	72,133	92,535
ACCRUED CUSTOMER RETURNS	64,803	44,116
ACCRUED CORE LIABILITY	19,440	24,357
OTHER CURRENT LIABILITIES	90,146	91,540

TOTAL CURRENT LIABILITIES	337,606	309,464

OTHER LONG-TERM DEBT	108	129
NONCURRENT OPERATING LEASE LIABILITIES	25,148	28,376
ACCRUED ASBESTOS LIABILITIES	47,708	49,696
OTHER LIABILITIES	23,539	20,837

TOTAL LIABILITIES	434,109	408,502

TOTAL STOCKHOLDERS’ EQUITY	510,656	504,228

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$944,765	$912,730

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	SIX MONTHS ENDED JUNE 30,
	2020	2019
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$19,594	$31,648
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
USED IN OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	12,877	12,744
OTHER	9,666	9,621
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(51,326)	(26,622)
INVENTORIES	12,725	(19,691)
ACCOUNTS PAYABLE	(21,804)	(6,994)
PREPAID EXPENSES AND OTHER CURRENT ASSETS	5,664	(6,406)
SUNDRY PAYABLES AND ACCRUED EXPENSES	14,788	(7,545)
OTHER	(3,069)	(6,261)
NET CASH USED IN OPERATING ACTIVITIES	(885)	(19,506)

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	-	(38,427)
NET PROCEEDS FROM SALE OF FACILITY	-	4,801
CAPITAL EXPENDITURES	(9,026)	(7,578)
OTHER INVESTING ACTIVITIES	6	46
NET CASH USED IN INVESTING ACTIVITIES	(9,020)	(41,158)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	34,349	85,956
PURCHASE OF TREASURY STOCK	(8,726)	(10,738)
DIVIDENDS PAID	(5,615)	(10,296)
OTHER FINANCING ACTIVITIES	1,818	1,691
NET CASH PROVIDED BY FINANCING ACTIVITIES	21,826	66,613

EFFECT OF EXCHANGE RATE CHANGES ON CASH	217	332
NET INCREASE IN CASH AND CASH EQUIVALENTS	12,138	6,281
CASH AND CASH EQUIVALENTS at beginning of Period	10,372	11,138
CASH AND CASH EQUIVALENTS at end of Period	$22,510	$17,419